UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2005 (July 29, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Interstate 49

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Completion of Acquisition or Disposition of Assets.

On June 30, 2005, OMNI Energy Services Corp. (“OMNI”) and Rotorcraft Leasing Company, L.L.C. (“Buyer”) entered into an Asset Purchase Agreement (the “Agreement”) with respect to OMNI’s aviation unit that operates under the trade name “OMNI Aviation Services”. Effective as of June 30, 2005, OMNI, the Buyer and American Helicopters Inc. (“AHI”) entered into the First Amendment to Asset Purchase Agreement (the “Amendment”) pursuant to which AHI was added as a seller to the agreement. The disposition was completed on July 29, 2005 for a cash purchase price of $11 million.

Subject to the terms and conditions of the Agreement, as amended, the Buyer purchased twenty-one aircraft named in the Agreement and certain related assets owned by OMNI and AHI.

The Agreement was attached as Exhibit 10.1 to OMNI’s Current Report on Form 8-K filed on July 5, 2005. The Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The press release announcing completion of the disposition is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	First Amendment to Asset Purchase Agreement dated June 30, 2005 by and among OMNI Energy Services Corp., a Louisiana corporation, American Helicopters Inc., a Texas corporation and Rotorcraft Leasing Company, L.L.C., a Louisiana limited liability company

99.1	Press release dated July 29, 2005 regarding disposition of OMNI’s aviation unit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: August 4, 2005

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President